EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Speizman Industries, Inc.
Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements No. 333-06287, No. 333-06289, No. 333-23503, No. 333-46769 and No. 333-74292 of Speizman Industries, Inc. on Form S-8 of our reports dated September 12, 2003, relating to the consolidated financial statements and schedule of Speizman Industries, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 28, 2003.

Charlotte, North Carolina September 24, 2003	BDO Seidman, LLP